Exhibit 21

List of Subsidiaries of New Media Investment Group Inc.

As of December 29, 2013

Name of Entity	State of Organization
Chapel Hill Publishing Co, Inc.	North Carolina
ENHE Acquisition, LLC	Delaware
Enterprise NewsMedia, LLC	Delaware
Enterprise NewsMedia Holding, LLC	Delaware
Enterprise Publishing Company, LLC	Delaware
GateHouse Media Intermediate Holdco, LLC.	Delaware
GateHouse Media Holdco, LLC.	Delaware
GateHouse Media Operating, LLC.	Delaware
GateHouse Media, LLC.	Delaware
GateHouse Media Massachusetts I, Inc.	Delaware
GateHouse Media Massachusetts II, Inc.	Delaware
George W. Prescott Publishing Company, LLC	Delaware
GateHouse Media Arkansas Holdings, Inc.	Delaware
GateHouse Media California Holdings, Inc.	Delaware
GateHouse Media Colorado Holdings, Inc.	Delaware
GateHouse Media Connecticut Holdings, Inc.	Delaware
GateHouse Media Corning Holdings, Inc.	Nevada
GateHouse Media Delaware Holdings, Inc.	Delaware
GateHouse Media Directories Holdings, Inc.	Delaware
GateHouse Media Florida Holdings, Inc.	Delaware
GateHouse Media Freeport Holdings, Inc.	Delaware
GateHouse Media Illinois Holdings, Inc.	Delaware
GateHouse Media Illinois Holdings II, Inc.	Delaware
GateHouse Media Iowa Holdings, Inc.	Delaware
GateHouse Media Kansas Holdings, Inc.	Delaware
GateHouse Media Kansas Holdings II, Inc.	Delaware
GateHouse Media Lansing Printing, Inc.	Delaware
GateHouse Media Louisiana Holdings, Inc.	Delaware
GateHouse Media Macomb Holdings, Inc.	Delaware
GateHouse Media Management Services, Inc.	Delaware
GateHouse Media Michigan Holdings, Inc.	Delaware
GateHouse Media Michigan Holdings II, Inc.	Delaware
GateHouse Media Minnesota Holdings, Inc.	Delaware
GateHouse Media Missouri Holdings, Inc.	Delaware
GateHouse Media Missouri Holdings II, Inc.	Delaware
GateHouse Media Nebraska Holdings, Inc.	Delaware
GateHouse Media Nevada Holdings, Inc.	Delaware
GateHouse Media New York Holdings, Inc.	Delaware
GateHouse Media North Dakota Holdings, Inc.	Delaware
GateHouse Media Ohio Holdings, Inc.	Delaware
GateHouse Media Oklahoma Holdings, Inc.	Delaware
GateHouse Media Pennsylvania Holdings, Inc.	Delaware
GateHouse Media Suburban Newspapers, Inc.	Delaware
GateHouse Media Tennessee Holdings, Inc.	Delaware
GateHouse Media Texas Holdings, Inc.	Delaware
GateHouse Media Ventures, Inc.	Delaware
Inquirer and Mirror, Inc.	Massachusetts
Liberty SMC, L.L.C.	Delaware

Name of Entity	State of Organization
LMG Massachusetts, Inc.	Massachusetts
LMG National Publishing, Inc.	Delaware
LMG Pennsylvania Holdings, Inc.	Delaware
LMG Pennsylvania, L.P.	Delaware
LMG Pennsylvania Management, Inc.	Delaware
LMG Stockton, Inc	Delaware
Local Media Group Holdings LLC.	Delaware
Local Media Group, Inc.	Delaware
Low Realty, LLC	Delaware
LRT Four Hundred, LLC	Delaware
The Mail Tribune, Inc.	Delaware
Mineral Daily News Tribune, Inc.	West Virginia
News Leader, Inc.	Louisiana
The Nickel of Medford, Inc	Oregon
Terry Newspapers, Inc.	Iowa
Seacoast Newspapers, Inc.	New Hampshire
SureWest Directories	California
Copley Ohio Newspapers, Inc.	Illinois
The Daily Independent, Inc.	Delaware
The Peoria Journal Star, Inc.	Illinois
The Santa Cruz County Sentinel, Inc.	Delaware
The Traverse City Record-Eagle, Inc.	Delaware
Pro Football Weekly LLC	Delaware